================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                          -------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  FEBRUARY 20, 1997

                          -------------------------

                             COMMODORE MEDIA, INC.
             (Exact name of Registrant as specified in its charter)




           DELAWARE                     33-92732                13-3034720
       (State or other          (Commission File Number)     (I.R.S. Employer
jurisdiction of incorporation)                            Identification Number)

       500 FIFTH AVENUE
          SUITE 3000                                              10110
      NEW YORK, NEW YORK                                       (Zip code)
    (Address of principal
      executive offices)


      Registrant's telephone number, including area code:  (212) 302-2727

                                 NOT APPLICABLE
                 (former address if changed since last report)

================================================================================

                        TABLE OF ADDITIONAL REGISTRANTS

                                                                        PRIMARY STANDARD
                                               STATE OR OTHER              INDUSTRIAL          I.R.S. EMPLOYER
                                              JURISDICTION OF            CLASSIFICATION         IDENTIFICATION
                      NAME                     INCORPORATION                 NUMBER                 NUMBER
                      ----                     -------------                 ------                 ------
 Commodore Media of Delaware, Inc.                Delaware                     4832               51-0286804
 Commodore Media of Kentucky, Inc.                Delaware                     4832               61-0997863
 Commodore Media of Pennsylvania, Inc.            Delaware                     4832               23-2207457
 Commodore Media of Norwalk, Inc.                 Delaware                     4832               06-1277523
 Commodore Media of Florida, Inc.                 Delaware                     4832               59-2813110
 Commodore Media of Westchester, Inc.             Delaware                     4832               13-3356485
 Commodore Holdings, Inc.                         Delaware                     4832               13-3858506
 Danbury Broadcasting, Inc.                       Connecticut                  4832               13-3653113
 Asheville Broadcasting Corp.                     Delaware                     4832               56-1859801
 Atlantic City Broadcasting Corp.                 Delaware                     4832               22-3274908
 Beatrice Broadcasting Corp.                      Delaware                     4832               06-1142368
 Breadbasket Broadcasting Corporation             Delaware                     4832               06-1443379
 Corkscrew Broadcasting Corporation               Delaware                     4832               65-0466131
 Currey Broadcasting Corporation                  Delaware                     4832               13-3358952
 Daytona Beach Broadcasting Corp.                 Delaware                     4832               59-3223390
 Great American East, Inc.                        North Carolina               4832               56-1580032
 Houndstooth Broadcasting Corporation             Delaware                     4832               06-1469230
 Jamboree in the Hills, Inc.                      Delaware                     4832               55-0709712
 Ladner Communications Holding Corp.              Delaware                     4832               13-3465060
 Mountain Radio Corporation                       Delaware                     4832               13-3401043
 Music Hall Club, Inc.                            West Virginia                4832               55-0699199
 Nelson Broadcasting Corporation                  Delaware                     4832               13-3358975
 O.C.C., Inc.                                     Delaware                     4832               13-3449243
 Orange Communications, Inc.                      Delaware                     4832               13-3387461
 Osborn Entertainment Enterprises Corporation     Delaware                     4832               13-3465115
 Osborn Sound & Communications Corp.              Delaware                     4832               34-1501274
 RKZ Television, Inc.                             Delaware                     4832               58-1740585
 Rainbow Broadcasting Corporation                 Delaware                     4832               63-1110166
 Short Broadcasting Corporation                   Delaware                     4832               31-1255866
 SNG Holdings, Inc.                               Delaware                     4832               13-3702089
 Southeast Radio Holding Corp.                    Delaware                     4832               06-1422492
 Waite Broadcasting Corp.                         Delaware                     4832               06-1142386
 Yellow Brick Radio Corporation                   Delaware                     4832               13-3401042

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

       On February 20, 1997, Commodore Media, Inc. ("Commodore") acquired Osborn Communications Corporation, a Delaware corporation ("Osborn"). The holders of (i) common stock, par value $.01 per share ("Osborn Common Stock"), of Osborn were paid $15.375 per share, (ii) employee stock options to purchase shares of Osborn Common Stock pursuant to the Osborn Communications Corporation Incentive Stock Plan were paid $15.375 per option share, less the exercise price per share and (iii) warrants were paid $15.375 per share of Osborn Common Stock purchasable under the warrants, less the exercise price per share. The holders of Osborn Common Stock, employee stock options and warrants to purchase shares of Osborn Common Stock were paid approximately $90.4 million in the aggregate (the "Merger Consideration"), of which approximately $88.6 million was paid in cash and approximately $1.8 million was paid in shares of Class A Common Stock, par value $.01 per share, of Capstar Broadcasting Partners, Inc., the parent company of Commodore ("Capstar"). The acquisition was effected through the merger (the "Merger") of OCC Acquisition Company, Inc., a wholly-owned subsidiary of Commodore, with and into Osborn, with Osborn as the surviving corporation. As a result of the Merger, Osborn became a wholly-owned subsidiary of Commodore.

        The Merger Consideration was determined through arms length negotiations between Capstar and Osborn. The cash portion of the Merger Consideration was funded through an equity investment by Capstar. Concurrently with the acquisition of Osborn, Commodore (i) repaid in full borrowings (including accrued interest) (A) in the amount of approximately $25.4 million under the $35.0 million senior secured credit facility (the "AT&T Facility") made available by AT&T Commercial Finance Corporation to Commodore Holdings, Inc., a wholly-owned subsidiary of Commodore and (B) in the amount of approximately $18.6 million under the $28.4 million revolving loan facility (the "Osborn Facility") made available by KeyBank National Association to Osborn, and (ii) entered into a senior secured credit facility with Bankers Trust Company, as administrative agent, and other institutions party thereto, which provides for loans of up to $50.0 million in the form of a revolving credit facility (the "BT Facility"). The AT&T Facility and the Osborn Facility were repaid with funds obtained by Commodore from the equity investment by Capstar. No borrowings have been made under the BT Facility.


       Osborn is a broadcasting company primarily engaged in the operation of radio stations in mid-sized markets in the southeastern United States. On February 20, 1997, Osborn owned and operated or provided services, through its directly and indirectly wholly-owned subsidiaries, to 18 radio stations (12 FM and six AM). Osborn has pending the acquisitions of five radio stations (two FM and three AM) in Huntsville and Tuscaloosa, Alabama and the disposition of three radio stations (two FM and one AM) in Ft. Myers, Florida. Upon consummation of Osborn's pending acquisitions and dispositions, the consummation of which are subject to various conditions, Commodore, through its directly and indirectly wholly-owned subsidiaries, will own and operate or provide services to 53 radio stations (31 FM and 22 AM) in 12 mid-sized markets in the northeastern and southeastern United States.

       In addition to radio broadcasting, Osborn's operations include several broadcast-related businesses: the ownership of a 2,500-seat music theater and the staging of an annual four-day country music festival known as Jamboree in the Hills, both of which are promoted in conjunction with the operation of Osborn's radio stations in Wheeling, West Virginia; the distribution of programmed music, primarily Muzak; and, in conjunction with the programmed music distribution business, the design, sale and installation of sound, closed-circuit video and security systems. Commodore currently expects to continue the operations of Osborn's broadcast-related businesses.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

       (a)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

       Osborn Communications Corporation

       -      Report of Independent Auditors
       -      Consolidated Balance Sheets as of December 31, 1996 and 1995
       - Consolidated Statements of Operations for the years ended December 31, 1996, 1995 and 1994
       - Combined Statements of Changes in Stockholders' Equity for the years ended December 31, 1996, 1995 and 1994
       - Combined Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994
       -      Notes to Consolidated Financial Statements

       (b)    PRO FORMA FINANCIAL INFORMATION.

              It is impracticable to provide the required pro forma financial information for Commodore at the time of this Report because such information is not currently available. The required pro forma financial information will be filed as an amendment to this Report as soon as practicable, but not later than 60 days after the date on which this Report is required to be filed.

       (c)    EXHIBITS.

2.1 Agreement and Plan of Merger by and among OCC Acquisition, Osborn and OCC Holding Corporation dated as of July 23, 1996. The Agreement and Plan of Merger filed herewith excludes the exhibits and schedules thereto. The contents of such exhibits and schedules are described in the Agreement and Plan of Merger. Copies of such exhibits and schedules will be supplied to the Commission upon request.

2.2 First Amendment to Agreement and Plan of Merger dated as of February 20, 1997, by and among OCC Acquisition, Osborn, OCC Holding Corporation and Commodore. The First Amendment to Agreement and Plan of Merger filed herewith excludes the exhibits thereto.

       The contents of such exhibits are described in the First Amendment to Agreement and Plan of Merger. Copies of such exhibits will be supplied to the Commission upon request.

10.1 Credit Agreement dated as of February 20, 1997, among Capstar, Commodore, various banks and Bankers Trust Company, as administrative agent. The Credit Agreement filed herewith excludes the exhibits and schedules thereto. The contents of such exhibits and schedules are described in the Credit Agreement. Copies of such exhibits and schedules will be supplied to the Commission upon request.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                              COMMODORE MEDIA, INC.
                                              (Registrant)



                                              By:   /s/ James J. Sullivan
                                                 ----------------------------
                                              Name:James J. Sullivan
                                              Title:Chief Financial Officer

Date:  March 4, 1997

       Pursuant to the requirements of the Securities Exchange Act of 1934, the additional registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



                                   Commodore Media of Delaware, Inc.
                                   Commodore Media of Kentucky, Inc.
                                   Commodore Media of Pennsylvania, Inc.
                                   Commodore Media of Norwalk, Inc.
                                   Commodore Media of Florida, Inc.
                                   Commodore Media of Westchester, Inc.
                                   Commodore Holdings, Inc.
                                   Danbury Broadcasting, Inc.


                                   By:/s/ James J.  Sullivan
                                      --------------------------------------
                                   Name:   James J.  Sullivan
                                   Title:  Chief Financial Officer
Date:   March 4, 1997
                                   Asheville Broadcasting Corp.
                                   Atlantic City Broadcasting Corp.
                                   Beatrice Broadcasting Corp.
                                   Breadbasket Broadcasting Corporation
                                   Corkscrew Broadcasting Corporation
                                   Currey Broadcasting Corporation
                                   Daytona Beach Broadcasting Corp.
                                   Great American East, Inc.

                                   Houndstooth Broadcasting Corporation
                                   Jamboree in the Hills, Inc.
                                   Ladner Communications Holding Corp.
                                   Mountain Radio Corporation
                                   Music Hall Club, Inc.
                                   Nelson Broadcasting Corporation
                                   O.C.C., Inc.
                                   Orange Communications, Inc.
                                   Osborn Entertainment Enterprises Corporation
                                   Osborn Sound & Communications Corp.
                                   RKZ Television, Inc.
                                   Rainbow Broadcasting Corporation
                                   Short Broadcasting Corporation
                                   SNG Holdings, Inc.
                                   Southeast Radio Holding Corp.
                                   Waite Broadcasting Corp.
                                   Yellow Brick Radio Corporation



                                   By:/s/ Thomas S.  Douglas
                                      ----------------------
                                   Name:   Thomas S.  Douglas
                                   Title:  Vice President, Chief Financial
                                           Officer and Treasurer
Date:  March 4, 1997

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                               Page
                                                                               ----
 Report of Independent Auditors                                                 2

 Consolidated Balance Sheets as of December 31, 1996 and 1995                   3

 Consolidated Statements of Operations for the years ended December 31, 1996,
 1995 and 1994                                                                  4

 Combined Statements of Changes in Stockholders' Equity for the years ended
 December 31, 1996, 1995 and 1994                                               5

 Combined Statements of Cash Flows for the years ended December 31, 1996,
 1995 and 1994                                                                  6

 Notes to Consolidated Financial Statements                                     7

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Osborn Communications Corporation

       We have audited the accompanying consolidated balance sheets of Osborn Communications Corporation as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Osborn Communications Corporation at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                     ERNST & YOUNG LLP


New York, New York
February 3, 1997

                       OSBORN COMMUNICATIONS CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                                                December 31,
                                                                                                            1996            1995
                                                                                                       ------------    ------------

Current assets:
   Cash and cash equivalents .......................................................................   $  2,944,205    $ 12,994,779
   Accounts receivable, less allowance for doubtful accounts of $499,800 in 1996 and $518,157 in
     1995 ..........................................................................................      5,505,351       5,759,562
   Inventory .......................................................................................      1,095,157         889,942
   Prepaid expenses and other current assets .......................................................      1,018,701       1,525,308
                                                                                                       ------------    ------------
Total current assets ...............................................................................     10,563,414      21,169,591
Investment in affiliated companies .................................................................        512,088         524,084
Property, plant and equipment, at cost, less accumulated depreciation of $16,162,605 in 1996
   and $18,624,021 in 1995 .........................................................................     13,711,683      15,358,070
Intangible assets, net of accumulated amortization of $15,743,477 in 1996 and $15,238,193
   in 1995 .........................................................................................     31,743,083      40,463,595
Other noncurrent assets ............................................................................        925,000         118,753
                                                                                                       ------------    ------------
Total assets .......................................................................................   $ 57,455,268    $ 77,634,093
                                                                                                       ============    ============

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued expenses ...........................................................   $  4,809,264    $  4,509,292
   Accrued wages and sales commissions .............................................................        434,986         434,309
   Accrued interest payable ........................................................................         46,173         459,114
   Accrued income taxes ............................................................................      1,492,114         825,712
   Current portion of long-term debt ...............................................................        320,000       2,718,000
                                                                                                       ------------    ------------
Total current liabilities ..........................................................................      7,102,537       8,946,427
Long-term debt .....................................................................................     13,880,000      44,482,000
Deferred income taxes ..............................................................................      3,061,298       2,275,711
Other noncurrent liabilities .......................................................................      1,501,279         432,916
Commitments and contingencies
Stockholders' equity:
   Preferred stock, par value $.01 per share; authorized 5,000,000 shares, none issued and outstanding-- -- Common stock, par value $.01 per share;
   authorized 7,425,000 shares, issued and outstanding
     shares:  5,547,497 and 5,537,497, respectively, in 1996; 5,286,347 and 5,276,347, respectively,
     in 1995 .......................................................................................         55,376          52,764
   Non-voting common stock, par value $.01 per share; authorized 75,000 shares, none issued and
   outstanding .....................................................................................           --              --
Additional paid-in capital .........................................................................     40,869,408      39,694,601
Accumulated deficit ................................................................................     (9,014,630)    (18,250,326)
                                                                                                       ------------    ------------
Total stockholders' equity .........................................................................     31,910,154      21,497,039
                                                                                                       ------------    ------------
Total liabilities and stockholders' equity .........................................................   $ 57,455,268    $ 77,634,093
                                                                                                       ============    ============

                            See accompanying notes.

                       OSBORN COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                               Year ended December 31,
                                                                    --------------------------------------------
                                                                        1996           1995              1994
                                                                    ------------    ------------    ------------
Net revenues ....................................................   $ 37,215,048    $ 39,505,193    $ 34,982,110
Operating expenses:
  Selling, technical and program ................................      9,656,347      11,785,471       9,487,815
  Direct programmed music and entertainment .....................     12,426,740      10,489,513       9,807,495
  General and administrative ....................................      6,740,352       7,526,897       6,611,035
  Depreciation and amortization .................................      4,756,325       5,782,404       5,285,280
  Corporate expenses ............................................      1,849,820       1,705,850       2,475,675
     Total operating expenses ...................................     35,429,584      37,290,135      33,667,300
                                                                    ------------    ------------    ------------
Operating income ................................................      1,785,464       2,215,058       1,314,810
Other income (expense) ..........................................       (291,163)      2,314,508       2,246,450
Interest expense ................................................      2,201,616       5,212,999       4,385,827
Equity in results of affiliated company .........................           --           (11,829)           --
Other gains, including gains on sales of stations ...............     12,321,760       8,094,993            --
                                                                    ------------    ------------    ------------
Income (loss) before income taxes and extraordinary item ........     11,614,445       7,399,731        (824,567)
Provision for income taxes ......................................      2,378,749         775,982         289,220
                                                                    ------------    ------------    ------------
Income (loss) before extraordinary item .........................      9,235,696       6,623,749      (1,113,787)
Extraordinary item:
  Loss on debt extinguishment ...................................           --        (3,921,061)       (436,329)
                                                                    ------------    ------------    ------------
Net income (loss) ...............................................   $  9,235,696    $  2,702,688    $ (1,550,116)
                                                                    ============    ============    ============
Primary earnings per common share:
  Income (loss) before extraordinary item .......................   $       1.65    $       1.23    $      (0.21)
  Loss on extinguishment of debt ................................           --             (0.73)          (0.08)
                                                                    ------------    ------------    ------------
Net income (loss) per common share ..............................   $       1.65    $       0.50    $      (0.29)
                                                                    ============    ============    ============
Fully diluted earnings per common share:
  Income (loss) before extraordinary item .......................   $       1.62    $       1.22    $      (0.21)
  Loss on extinguishment of debt ................................           --             (0.72)          (0.08)
                                                                    ------------    ------------    ------------
Net income (loss) per common share ..............................   $       1.62    $       0.50    $      (0.29)
                                                                    ============    ============    ============
Weighted average common shares outstanding:
  Primary shares ................................................      5,598,237       5,388,001       5,376,715
                                                                    ============    ============    ============
  Fully diluted shares ..........................................      5,687,927       5,459,353       5,376,715
                                                                    ============    ============    ============

                            See accompanying notes.

                       OSBORN COMMUNICATIONS CORPORATION

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                   Voting              Non-voting
                                                         ---------------------------  -------------     Additional
                                                                             Par               Par       Paid-in       Accumulated
                                                           Shares           Value     Shares  Value       Capital        Deficit
                                                         -----------    ------------  ------  -----    ------------    ------------
Balance at December 31, 1993 ...........................  10,752,181    $    107,523    --     --      $ 38,453,555    $(19,402,898)
    Exercise of stock options ..........................       1,500              15    --     --             5,984            --
    Issuance of stock warrant ..........................        --              --      --     --         1,774,837            --
    Effect of 1-for-2 reverse stock split ..............  (5,376,091)        (53,762)   --     --            53,762            --
    Purchase and retirement of treasury stock ..........     (17,843)           (178)   --     --          (106,880)           --
    Net loss ...........................................        --              --      --     --              --        (1,550,116)
                                                         -----------    ------------    ----   ----    ------------    ------------
Balance at December  31, 1994 ..........................   5,359,747          53,598    --     --        40,181,258     (20,953,014)
    Purchase and retirement of treasury stock (107,059)       (1,071)           --             --          (641,283)           --
    Exercise of stock options ..........................      23,659             237    --     --           154,626            --
    Net income .........................................        --              --      --     --              --         2,702,688
                                                         -----------    ------------    ----   ----    ------------    ------------
Balance at December 31, 1995 ...........................   5,276,347          52,764    --     --        39,694,601     (18,250,326)
    Exercise of stock options ..........................     173,667           1,737    --     --           732,182            --
    Issuance of common stock ...........................     132,500           1,325    --     --         1,106,175            --
    Acquisition and retirement of treasury stock(45,017)        (450)           --             --          (663,550)           --
    Net income .........................................        --              --      --     --              --         9,235,696
                                                         -----------    ------------    ----   ----    ------------    ------------
Balance at December 31, 1996 ...........................   5,537,497    $     55,376    --     --      $ 40,869,408    $ (9,014,630)
                                                         ===========    ============    ====   ====    ============    ============

                            See accompanying notes.

                       OSBORN COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                    Year ended December 31,
                                                                         --------------------------------------------
                                                                             1996            1995            1994
                                                                         ------------    ------------    ------------
Cash flows from operating activities
Net income (loss) ....................................................   $  9,235,696    $  2,702,688    $ (1,550,116)
Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
   Depreciation and amortization .....................................      4,756,325       5,782,404       5,285,280
   Other gains (losses), including gains on sales of stations ........    (12,321,760)     (8,094,993)           --
   Deferred income taxes .............................................        785,587         240,664         175,000
   Transaction costs for proposed merger .............................        479,754            --              --
   Loss on extinguishment of debt ....................................           --         3,921,061         436,329
   Write-off of registration statement costs .........................           --              --           397,583
   Non-cash interest expense .........................................        244,363         332,284         210,421
   Equity in results of affiliated company ...........................           --            11,829            --
   Distributions from affiliated companies ...........................        (62,500)     (1,942,731)           --
   Changes in current assets and current liabilities:
      Decrease (increase) in accounts receivable .....................        254,211        (323,770)     (2,165,123)
      (Increase) decrease in inventory ...............................       (205,215)        190,705        (214,241)
      Decrease (increase) in prepaid expenses and other current assets        506,607        (742,764)       (177,499)
      Acquisition deposit held in escrow .............................           --           180,000            --
      Increase in distribution receivable ............................           --              --        (2,264,552)
      Increase in accounts payable and accrued expenses ..............        299,972         721,764       1,069,534
      (Decrease) increase in accrued wages and sales commissions .....            677         129,528         (96,287)
      Increase (decrease) in accrued interest payable ................       (412,941)     (1,485,673)      1,632,742
      Increase in accrued income taxes ...............................        666,402         290,223          15,009
                                                                         ------------    ------------    ------------
Total adjustments ....................................................     (5,008,518)       (789,469)      4,304,196
                                                                         ------------    ------------    ------------
Net cash provided by operating activities ............................      4,227,178       1,913,219       2,754,080
                                                                         ------------    ------------    ------------

Cash flows from investing activities
Distributions from affiliated companies ..............................         62,500       4,207,283            --
Payments for business acquisitions ...................................    (13,605,591)           --       (21,825,094)
Net proceeds from sale of stations ...................................     34,687,928      10,000,000            --
Accrued transaction costs ............................................       (479,754)     (1,411,981)           --
Net proceeds from sale of other assets ...............................        580,653            --              --
Proceeds from note receivable ........................................           --         1,620,455         329,545
Capital expenditures .................................................     (1,707,351)     (1,326,492)       (942,771)
Acquisition deposit held in escrow ...................................       (925,000)       (180,000)           --
Reclassification of other noncurrent assets ..........................        118,753            --              --
Expenditures for intangible assets ...................................           --          (524,863)           --
                                                                         ------------    ------------    ------------
Net cash provided by (used in) investing activities ..................     18,732,138      12,384,402     (22,438,320)
                                                                         ------------    ------------    ------------

Cash flows from financing activities
Proceeds from issuance of long-term debt .............................           --        44,500,000      48,460,982
Proceeds from issuance of stock warrant ..............................           --              --         1,774,837
Debt issuance costs ..................................................        (79,807)     (1,183,824)     (1,887,965)
Registration statement costs .........................................           --              --          (228,587)
Proceeds from exercise of stock options ..............................         69,917         154,863           6,000
Purchase and retirement of treasury stock ............................           --          (642,354)       (107,058)
Prepayment penalty on debt retirement ................................           --          (500,000)           --
Principal payments on long-term debt and notes payable ...............    (33,000,000)    (50,000,000)    (23,286,671)
                                                                         ------------    ------------    ------------
Net cash (used in) provided by financing activities ..................    (33,009,890)     (7,671,315)     24,731,538
                                                                         ------------    ------------    ------------
Net (decrease) increase in cash and cash equivalents .................    (10,050,574)      6,626,306       5,047,298
Cash and cash equivalents at beginning of period .....................     12,994,779       6,368,473       1,321,175
                                                                         ------------    ------------    ------------
Cash and cash equivalents at end of period ...........................   $  2,944,205    $ 12,994,779    $  6,368,473
                                                                         ============    ============    ============

Supplemental cash flow information
Cash paid for interest ...............................................   $  2,370,194    $  6,366,388    $  2,542,664
                                                                         ============    ============    ============
Cash paid for income taxes ...........................................   $    926,760    $    245,095    $     99,211
                                                                         ============    ============    ============


                            See accompanying notes.

                            See accompanying notes.
                       OSBORN COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1.     NATURE OF BUSINESS AND ORGANIZATION

       Osborn Communications Corporation ("Osborn") is engaged in the operation of radio stations, programmed music, cable television and other communications properties throughout the United States.

2.     PLAN OF MERGER

       On July 23, 1996, Osborn entered into an agreement and plan of merger with a subsidiary of Capstar Broadcasting Partners, Inc. ("the Company") whereby the Company will acquire all of Osborn's common stock for $15.375 per share. A majority of the holders of the Osborn's common stock voted to approve the merger in December 1996 and the Federal Communications Commission ("FCC") approved the transfer of Osborn's broadcast licenses to the Company in January 1997. The merger is expected to be completed in February 1997.

       Concurrently with the execution of the merger agreement and as security for liquidated damages that may be payable by the Company to Osborn for the Company's failure to consummate the merger, the Company has deposited in an escrow account an irrevocable letter of credit in favor of Osborn for the sum of $5.0 million. If Osborn terminates the merger agreement by reason of receiving an alternative proposal which is deemed more favorable to Osborn's stockholders, Osborn must pay a termination fee of $3,750,000 to the Company.

3.     SIGNIFICANT ACCOUNTING POLICIES

       Basis of Presentation

       The accompanying consolidated financial statements include the accounts of Osborn and its subsidiaries. All material intercompany items and transactions have been eliminated. Investments in affiliated companies are accounted for using the equity method. Certain prior years' amounts have been reclassified to conform with the current year's presentation.

                       OSBORN COMMUNICATIONS CORPORATION

       Depreciation

       Property, plant and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, as follows:

       Buildings................................................    10-39 years
       Furniture and fixtures...................................    5-7 years
       Broadcasting equipment...................................    3-19 years
       Transportation equipment.................................    2-5 years

       Expenditures for maintenance and repairs are charged to operations as incurred.

       Intangible Assets

       Intangible assets include $2.6 million and $2.5 million in 1996 and 1995, respectively, for agreements not to compete relating to certain transactions described in Note 4, and $3.4 million in 1996 and 1995 assigned to Muzak customer contracts acquired in 1990 and 1986, which are being amortized over their estimated useful lives. Deferred financing costs of $1.3 million and $1.2 million in 1996 and 1995, respectively, are being amortized over the term of the related debt on a straight-line basis, which approximates the interest method. The remainder in the amount of $40.2 million and $48.6 million in 1996 and 1995, respectively, represents the excess of acquisition cost over the amounts assigned to other assets acquired in Osborn's acquisitions, and is being amortized on a straight-line basis principally over a 40-year period.

       It is Osborn's policy to account for goodwill and all other intangible assets at the lower of amortized cost or estimated realizable value. As part of an ongoing review of the valuation and amortization of intangible assets of Osborn and its subsidiaries, management assesses the carrying value of the intangible assets, if facts and circumstances suggest that there may be impairment. If this review indicates that the intangibles will not be recoverable as determined by a non-discounted cash flow analysis of the operating assets over the remaining amortization period, the carrying value of the intangible assets would be reduced to estimated realizable value.

       During 1996, Osborn adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which established standards for the recognition and measurement of impairment losses on long- lived assets, certain identifiable intangible assets, and goodwill (see Note 5).

                       OSBORN COMMUNICATIONS CORPORATION

       Barter Transactions

       Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast, and merchandise or services received are charged to expense (or capitalized as appropriate) when received or used.

       Revenue

       Broadcast revenue is presented net of advertising commissions of approximately $1.3 million, $2.1 million and $1.7 million for the years ended December 31, 1996, 1995 and 1994, respectively.

       Per Share Data

       Primary earnings per common share for 1996 and 1995 is based on the net income for the year divided by the weighted average number of common and common equivalent shares. Common stock equivalents consist of stock options and warrants (see Notes 12 and 13). Shares issuable upon the exercise of all common stock equivalents and other potentially dilutive securities are not included in the computations for 1994 since their effect is not dilutive.

       Cash Equivalents

       Cash equivalents consist of short-term, highly liquid investments which are readily convertible into cash and have an original maturity of three months or less when purchased.

       Inventory

       Inventories, consisting of merchandise for Osborn's entertainment properties, sound equipment held for resale by Osborn's Muzak franchises and equipment held for resale by Osborn's healthcare cable business, are valued at the lower of cost or market using the first-in, first-out method.

       Risks and Uncertainties

       The preparation of financial statements in conformity with generally accepted accounting principles requires Osborn to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results may differ from those estimates.

                       OSBORN COMMUNICATIONS CORPORATION

4.     ACQUISITIONS/DISPOSITIONS/PENDING TRANSACTIONS

       At December 31, 1996, Osborn owned and operated ten FM and six AM radio stations, four programmed music and sound equipment distributorships, a hospital cable television company and certain entertainment properties.

       1996

       In March 1996, Osborn acquired substantially all the assets of radio station WRIR-FM (formerly WHLX-FM), Wheeling, West Virginia, for $0.8 million plus transaction costs. In June 1996, Osborn acquired substantially all the assets of radio stations WBBD-AM/WKWK-FM (formerly WKWK-AM/FM), Wheeling, West Virginia, for $2.7 million plus transaction costs. Osborn programmed WBBD-AM/WKWK-FM pursuant to a local marketing agreement ("LMA") from March 1996 through the closing of the acquisition. In October 1996, Osborn acquired substantially all the assets of radio station WEGW-FM, Wheeling, West Virginia, for $0.8 million. Osborn already owned radio stations WWVA-AM/WOVK-FM in Wheeling, West Virginia.

       In April 1996, Osborn acquired substantially all the assets of radio stations WKII-AM/WFSN-FM (formerly WKII-AM/WEEJ-FM). Port Charlotte, Florida, for $2.85 million plus transaction costs. Upon completion of the relocation of WFSN-FM's broadcast antenna to Osborn's Pine Island, Florida tower in order to better serve the Port Charlotte/Ft. Myers market, additional consideration of $750,000 will be paid. The additional consideration is included in other noncurrent liabilities in the consolidated balance sheet at December 31, 1996. The additional consideration was paid in January 1997. Pending the closing of the acquisition, the stations were programmed by Osborn pursuant to an LMA since September 1995. Osborn already owns radio station WOLZ-FM, Ft. Myers, and has a 50% non-voting ownership interest in radio station WDRR-FM, San Carlos Park/Ft. Myers. Osborn plans to dispose of radio stations WOLZ-FM/WFSN-FM/ WKII- AM in 1997 (see Pending Transactions below).

       In May 1996, Osborn acquired substantially all the assets of radio stations KNAX-FM/KRBT-FM, Fresno, California. Consideration for the acquisition consisted of $6.0 million plus 120,000 shares of Osborn's common stock. Pending the closing of the acquisition, the stations were programmed by Osborn since January 1996 pursuant to an LMA. In December 1996, the Company sold substantially all the assets of radio stations KNAX-FM/ KRBT-FM for $11.0 million, resulting in a pre-tax gain of approximately $3.5 million. Pending the closing of the transaction, the purchaser managed the stations pursuant to an LMA since August 1, 1996.

       In January 1996, Osborn sold substantially all the assets of radio station WWRD-FM, Jacksonville, Florida/Brunswick, Georgia, for $2.5 million, resulting in a pre-tax gain of

                       OSBORN COMMUNICATIONS CORPORATION
approximately $0.8 million. Pending the closing of the disposition, the station was programmed by the purchaser pursuant to an LMA.

       In February 1996, Osborn sold substantially all the assets of radio stations WNDR-AM/WNTQ-FM, Syracuse, New York, for $12.5 million, resulting in a pre-tax gain of approximately $6.0 million. Pending the closing of the disposition, the stations were programmed by the purchaser pursuant to an LMA.

       In June 1996, Osborn sold substantially all the assets of radio station WFXK-FM, Raleigh/Tarboro, North Carolina, for $5.9 million, resulting in a pre-tax gain of approximately $2.2 million. Pending the closing of the transaction, the purchaser programmed the station pursuant to an LMA.

       In June 1996, Osborn sold substantially all the assets of radio station WAYV-FM, Atlantic City, New Jersey, for $3.1 million, resulting in a pre-tax gain of approximately $0.2 million. Pending the closing of the transaction, the purchaser programmed the station pursuant to an LMA since March 1996.

       In June 1996, Osborn sold substantially all the assets of radio station WFKS-FM, Daytona Beach/Palatka, Florida, for $4.0 million, resulting in a pre-tax gain of approximately $0.8 million. Pending the closing of the transaction, the purchaser programmed the station pursuant to an LMA.

       The net cash proceeds from each of the dispositions were used principally to repay long-term debt and fund transaction costs.

       All of the acquisitions have been accounted for using the purchase method of accounting. Accordingly, the purchase price of each acquisition has been allocated to the assets based upon their fair values at the date of acquisition. The results of operations of the properties acquired are included in Osborn's consolidated results of operations from the respective dates of acquisition and until the date of disposition for properties disposed.

       1995

       In December 1995, Osborn entered into an option agreement with Allbritton Communications Company for the sale of television station WJSU-TV, Anniston, Alabama, and an associated 10-year LMA. In consideration for the option, Osborn received a nonrefundable cash payment of $10.0 million. Because the cash proceeds from the option are nonrefundable, Osborn accounted for the economic substance of the transaction as if a sale of substantially all the assets of the station had occurred. Accordingly, a gain of approximately $8.1 million was recorded. In

                       OSBORN COMMUNICATIONS CORPORATION
addition, upon the exercise of the option and the necessary FCC consent, Osborn will receive an additional cash payment of $2.0 million. Upon the grant of the necessary regulatory approvals to relocate the station's broadcast transmitter to maximize broadcast coverage of the facility, Osborn could have received additional cash payments of up to $7.0 million. In January 1997, the regulatory approvals were granted for the relocation of the station's broadcast transmitter, and a cash payment of approximately $5.3 million was paid to Osborn. An additional payment relating to the transmitter relocation of approximately $1.4 million will be payable upon exercise of the option.

       1994

       In June 1994, Osborn acquired substantially all the assets of three FM radio stations and one AM radio station for $20.0 million plus transaction costs. The acquisition included radio stations WWNC-AM/WKSF-FM, Asheville, North Carolina; WOLZ-FM, Ft. Myers, Florida; and WFKS-FM, Daytona Beach, Florida. In August 1994, Osborn acquired substantially all the assets of radio stations WAAX-AM/WQEN-FM, Gadsden, Alabama, (the "Gadsden Acquisition") for $1.75 million plus transaction costs. Prior to the grant of the waiver of the FCC's cross-ownership regulations, the Gadsden acquisition was accounted for using the equity method of accounting. Accordingly, prior year financial statements have been reclassified to reflect the consolidation of the Gadsden radio stations.

       In March 1994, Osborn, through a wholly-owned subsidiary, acquired radio station WAYV-FM, Atlantic City, New Jersey, for consideration of approximately $2.5 million.

       Pending Transactions

       In January 1997, Osborn acquired substantially all the assets of radio station WYNU-FM, Jackson/Milan, Tennessee for $3.6 million plus transaction costs. Osborn already owns one FM and one AM radio station in the market.

       In November 1996, Osborn agreed to acquire substantially all the assets of radio station WTXT-FM, Tuscaloosa/Fayette, Alabama from Tuscaloosa Broadcasting Company, Inc. for approximately $5.8 million, subject to FCC approval. The transaction is expected to close in February 1997. In December 1996, Osborn agreed to acquire substantially all the assets of radio stations WACT-AM/FM, Tuscaloosa, Alabama from Taylor Communications Corporation for $1.0 million, subject to FCC approval. Pending the closing of the transaction, which is expected in the first quarter of 1997, Osborn is managing the stations pursuant to an LMA.

       In November 1996, Osborn agreed to acquire the stock of Dixie Broadcasting, Inc. and Radio WBHP, Inc., the owners of radio stations WDRM-FM/WHOS-AM/WBHP-AM, Huntsville,

                       OSBORN COMMUNICATIONS CORPORATION

Alabama. Consideration for the acquisition consists of (i) $23.0 million; (ii) a three year consulting agreement valued at $2.5 million; and (iii) a $1.5 million earn-out based on future operating results. The transaction, which is subject to FCC approval, is expected to close in 1997.

       In December 1996, Osborn agreed to sell substantially all the assets of WOLZ-FM, WFSN-FM and WKII-AM, Fort Myers/Port Charlotte, Florida for approximately $11.0 million to Clear Channel Radio, Inc., subject to FCC approval. Pending the closing of the transaction, which is expected in 1997, the stations are being managed by the Purchaser pursuant to a LMA starting in January 1997.

       Other Investments

       In 1989, Osborn acquired, $620,000, a 50% non-voting ownership interest (without control) in a corporation that owns and operates radio station WDRR-FM, San Carlos Park, Florida. The station became operational in September 1995. Osborn's net investment is included in investment in affiliated companies on the consolidated balance sheet.

       In 1989, Osborn acquired a 32% ownership interest in Northstar Television Group, Inc. ("Northstar") for $329,000. From Northstar's inception through May 1994, Osborn managed Northstar's four television stations for an annual fee of up to $250,000, plus reimbursement of out-of-pocket expenses and allocated overhead costs. In 1994, as a result of a proposed restructuring of Northstar, Osborn agreed, as payment for prior services rendered, to receive an immediate payment of $250,000, another payment of $250,000 within two years, and the retention of an economic interest. Osborn's management agreement terminated following the restructuring. In 1995, three of Northstar's four television stations were sold and Osborn received a distribution of $1.6 million, classified as other income in the consolidated statement of operations, plus accrued management fees of $250,000.

       In 1987, Osborn acquired 25% of the stock of Fairmont Communications Corporation ("Fairmont") for $500,000. Fairmont owned seven radio stations in four large and medium sized markets. In August 1992, Fairmont filed for protection from its creditors under Chapter 11 of the U.S. Bankruptcy Code. In September 1993, Fairmont emerged from Chapter 11 upon approval by the bankruptcy court of a plan of reorganization (the "Plan"). The Plan provided for the sale of Fairmont's assets, distribution of the proceeds in accordance with the Plan, and subsequent liquidation of Fairmont. All of Fairmont's stations were sold by the second quarter of 1994. Osborn will continue to manage Fairmont pursuant to a management agreement which expires upon the liquidation of Fairmont, which is expected in 1997. For managing Fairmont, Osborn receives an annual fee of $125,000, plus reimbursement of out-of-pocket expenses and allocated overhead costs. In 1994, Osborn received additional management fees of $728,000 related to the sale of Fairmont's

                       OSBORN COMMUNICATIONS CORPORATION
stations. Osborn also earned distributions of $400,000 and $2.3 million in 1995 and 1994, respectively, classified as other income and distribution receivable in the consolidated financial statements, determined by the amount realized by Fairmont from sales of its assets.

5.     OSBORN HEALTHCARE

       Osborn Healthcare, a division of Osborn Entertainment Enterprises Corporation, continued to experience operating losses through the second quarter of 1996. Consistent with Osborn's previously stated intention to evaluate options to increase shareholder value, management has reviewed the strategic direction and long-term prospects of the Osborn Healthcare operations and has restructured the operations. Osborn plans to focus resources on only the more profitable product lines. In conjunction with these plans, Osborn has combined the Osborn Healthcare operations and Osborn's programmed music operations, terminating certain employees of the Osborn Healthcare operations, and consolidating certain overhead. In the second quarter of 1996, Osborn accrued costs of approximately $300,000, principally severance costs, in connection with the consolidation of operations. In addition, Osborn has reduced goodwill by approximately $900,000 to reflect the anticipated discounted cash flow from the remaining healthcare operations. The charges, totaling $1.2 million, are included in other gains (losses), including gains on sales of stations in the consolidated statement of operations.

6.     PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

                                                  YEAR ENDED DECEMBER 31,
                                                ---------------------------
                                                   1996            1995
                                                ------------   ------------
Net revenues ................................   $ 36,131,000   $ 32,667,000
Income (loss) before extraordinary item .....        633,000       (808,000)
Net income (loss) ...........................        633,000     (4,729,000)
Net income (loss) per share .................   $       0.11   $      (0.87)



       The unaudited pro forma information for the years ended December 31, 1996 and 1995 assumes that the acquisitions and dispositions described in Note 4, excluding pending transactions, had occurred on January 1, 1995. The gains on sales of stations and the loss from Osborn Healthcare's restructuring in 1996 and the distributions from Northstar Television Group in 1995 are excluded from the pro forma information because of their nonrecurring nature. The pro forma information is not necessarily indicative either of the results of operations that would have occurred had these transactions been made on the date indicated, or of future results of operations.

                       OSBORN COMMUNICATIONS CORPORATION

       Net assets of properties to be disposed in Ft. Myers aggregated $7.5 million at December 31, 1996, consisting of current assets of $500,000, plant and equipment of $2.0 million, and net intangible assets of $5.0 million.

7.     LONG-TERM DEBT

       A summary of long-term debt is as follows:

                                                                                     DECEMBER 31,
                                                                               ------------------------
                                                                                 1996          1995
                                                                               -----------   -----------
Note payable to KeyBank National Association, at the prime rate plus
  0.5%; interest payable quarterly; quarterly commitment
  reductions from December 31, 1996 through December 31, 2001(A) ...........   $   200,000   $14,500,000
Note payable to KeyBank National Association, at LIBOR plus 1.75%;
  principal due in quarterly installments from December 31, 1996
  through December 31, 2001(A) .............................................    14,000,000    30,000,000
Term loan payable to National Westminster Bank, net of unamortized debt discount of $700,000; interest payable quarterly at LIBOR plus 2.5%;
  principal due in quarterly installments in varying amounts from June
                                                                                                    1996
  through March 2000(B) ....................................................          --       2,700,000
                                                                               -----------   -----------
                                                                                14,200,000    47,200,000
Less current portion .......................................................       320,000     2,718,000
                                                                               -----------   -----------
                                                                               $13,880,000   $44,482,000
                                                                               ===========   ===========

--------------

(A) In August 1995, Osborn entered into a credit facility of $56.0 million with KeyBank National Association (the "Credit Facility"). The Credit Facility consists of a $46.0 million revolving credit facility and a $10.0 million facility which may be used for acquisitions. The initial drawdown of $44.5 million, along with Osborn's internally generated funds, was used to repay existing loans totaling $50.0 million and pay transaction costs. The Credit Facility contains covenants which require, among other things, that Osborn and its subsidiaries (excluding Atlantic City Broadcasting Corp.) maintain certain financial levels, principally with respect to EBITDA (earnings before interest, income tax, depreciation and amortization) and leverage ratios, and limit the amount of capital expenditures. The Credit Facility also restricts the payment of cash dividends. The Credit Facility is collateralized by pledges of the tangible and intangible assets of Osborn and its subsidiaries, as well as the stock of those subsidiaries. At December 31, 1996, Osborn has additional availability under the revolving credit facility of $14.1 million. Effective December 31, 1996 the outstanding balance under the acquisition facility will convert to a term loan. Under the current terms of the Credit Facility, no additional amounts under the acquisition facility may be borrowed after December 31, 1996 unless the terms are modified. Osborn pays an annual commitment fee of 0.5% of the unused commitment.

(B) The term loan contained covenants with respect to Osborn's wholly-owned subsidiary, Atlantic City Broadcasting Corp., which, among other things, restricted cash distributions to Osborn and limited the amount of annual capital expenditures. The loan was collateralized by pledges of the tangible and intangible assets and stock of Atlantic City Broadcasting Corp. ("Atlantic City"), and were otherwise nonrecourse to Osborn and its other assets. In June 1996, the Company sold substantially all the assets of Atlantic City. The net proceeds were used primarily to repay long-term debt and fund transaction costs.

                       OSBORN COMMUNICATIONS CORPORATION

       At December 31, 1996, the aggregate amounts of long-term debt due during the next five years are as follows:

                                                                                                     AMOUNT
                                                                                                     ------
         Year:
             1997........................................................................      $    320,000
             1998........................................................................           640,000
             1999........................................................................           640,000
             2000........................................................................           800,000
             2001........................................................................        11,800,000



       The fair value of the debt approximates net book value.

8.     PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment consists of the following:

                                                       DECEMBER 31,
                                                ----------------------------
                                                        1996            1995
                                                ------------    ------------
Land ........................................   $  3,303,266    $  4,256,414
Buildings ...................................      4,304,159       4,168,839
Equipment ...................................     22,266,863      25,556,838
                                                ------------    ------------
                                                  29,874,288      33,982,091
Less accumulated depreciation ...............    (16,162,605)    (18,624,021)
                                                                ------------
                                                $ 13,711,683    $ 15,358,070
                                                ============    ============



       At December 31, 1996, all property, plant and equipment is pledged as collateral for the debt disclosed in Note 7.

9.     INCOME TAXES

       At December 31, 1996, Osborn has consolidated net operating loss carryforwards for income tax purposes of $20.6 million that expire in years 2006 through 2010. Of the total net operating loss carryforwards, $11.0 million may be used only to offset future income of Osborn's subsidiary, Osborn Entertainment Enterprises Corporation.

       Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Osborn's deferred tax assets and liabilities are as follows:

                       OSBORN COMMUNICATIONS CORPORATION

                                                       DECEMBER 31,
                                                ----------------------------
                                                    1996            1995
                                                ------------    ------------
Deferred tax assets:
  Net operating loss carryforwards ..........   $  8,237,540    $ 13,577,873
  Other .....................................        971,542         713,951
                                                ------------    ------------
                                                   9,209,082      14,291,824
  Valuation allowance .......................     (5,940,696)     (9,088,722)
                                                ------------    ------------
                                                   3,268,386       5,203,102
Deferred tax liabilities:
  Depreciation and amortization .............      2,865,184       4,014,313
  Sale of station ...........................      3,289,500       3,289,500
  Other .....................................        175,000         175,000
                                                ------------    ------------
                                                   6,329,684       7,478,813
Net deferred tax liabilities ................   $  3,061,298    $  2,275,711
                                                ============    ============


       The provision for income taxes for 1996 consists of federal taxes of $269,000, state and local taxes of $1,324,000 and deferred federal, state and local taxes of $786,000. The provision for income taxes for 1995 and 1994 consists entirely of state and local taxes, of which $535,000 and $114,000, respectively, is current and $241,000 and $175,000, respectively, is deferred.

       The reconciliation of income tax computed at the U.S. federal statutory tax rate to income tax expense is as follows:

                                                                     DECEMBER 31,
                                                     -----------------------------------------
                                                         1996           1995           1994
                                                     -----------    -----------    -----------
Amount computed using statutory rate .............   $ 4,065,056    $ 1,217,532    $  (428,705)
State and local taxes, net of federal benefit ....       860,748        504,388        190,885
Net operating losses (utilized) generated ........    (2,673,429)    (1,228,507)       234,539
Nondeductible expenses ...........................       126,374        282,569        292,501
                                                     -----------    -----------    -----------
                                                     $ 2,378,749    $   775,982    $   289,220
                                                     ===========    ===========    ===========


10.    COMMITMENTS

       Osborn leases office and broadcast tower space, vehicles and office equipment. Rental expense amounted to $1,113,000, $994,000 and $768,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

                       OSBORN COMMUNICATIONS CORPORATION

       The minimum aggregate annual rentals under noncancellable operating leases are payable as follows:

                                                                                                   AMOUNT
                                                                                                   ------
         Year:
             1997........................................................................      $  1,038,000
             1998........................................................................           752,000
             1999........................................................................           532,000
             2000........................................................................           305,000
             2001........................................................................           244,000
             Thereafter..................................................................         2,693,000
                                                                                               ------------
                                                                                               $  5,564,000
                                                                                               ============


11.    EMPLOYEE BENEFIT PLANS

       Osborn sponsors a profit sharing plan which qualifies under Section 401(k) of the Internal Revenue Code (the "IRC"). The Plan is available to all full-time employees with at least one year of employment with Osborn. All eligible employees may elect to contribute a portion of their compensation to the profit sharing plan, subject to IRC limitations. Effective January 1, 1996, the Plan provides for employer contributions based upon an employee's salary. In December 1994, Osborn adopted a non-qualified deferred compensation plan available to certain management employees.

12.    STOCK OPTION PLAN

       Osborn's Incentive Stock Option Plan (the "Plan") provides for the granting to officers and key employees of incentive and non-qualified stock options to purchase Osborn's voting common stock as defined under current tax laws. Incentive stock options are exercisable at a price equal to the fair market value, as defined, on the date of grant, for a maximum 10-year period from the date of grant. Non-qualified stock options may be granted at an exercise price equal to at least 85% of the fair market value on the date of grant, for a maximum 11-year period from the date of grant. The exercise prices of all options granted in 1994 through 1996 were at fair market value at the date of grant.

                       OSBORN COMMUNICATIONS CORPORATION

       The following table summarizes the Plan's transactions for the years ended December 31, 1996, 1995 and 1994:

                                                                     DECEMBER 31,
                                                          --------------------------------
                                                            1996        1995        1994
                                                          --------    --------    --------
Outstanding options, beginning of year ................    447,341     417,000     382,750
Granted ...............................................     52,000      66,500     108,250
Cancelled or expired ..................................     (8,299)    (12,500)    (72,500)
Exercised .............................................   (173,667)    (23,659)     (1,500)
                                                          --------    --------    --------
Outstanding options, end of year ......................    317,375     447,341     417,000
                                                          ========    ========    ========
Weighted average price of options granted .............   $  10.10    $   6.76    $   6.26
Weighted average price of options canceled or expired .   $   6.46    $   7.00    $   6.61
Weighted average price of options exercised ...........   $   4.23    $   6.55    $   4.00
Weighted average exercise price, end of year ..........   $   8.55    $   6.66    $   6.64
Options exercisable, end of year ......................    205,125     283,921     280,083
Options available for future grant ....................     35,299      79,000     133,000



       At December 31, 1996, the range of exercise prices for outstanding options was $4.00 through $14.40 These outstanding options have a remaining contractual life of five years.

       Osborn applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its Plan. Had compensation cost for the Plan been determined based upon the fair value at the grant date for awards under the Plan consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, Osborn's net income and earnings per share would have been reduced by approximately $144,000, or $0.03 per share, and $46,000, or $0.01 per share for the years ended December 31, 1996 and 1995, respectively. The fair value of the options granted during the years ended December 31, 1996 and 1995 is estimated as $102,000 and $114,000, respectively, on the date of grant using the Black- Scholes option-pricing model with the following assumptions: dividend yield of 0.0%, volatility of 40.7%, risk-free interest rate of 6.5%, assumed forfeiture rate of 0.0%, and an expected life of 1 to 2 years. The assumptions used assume that the proposed merger as described in Note 2 is consummated in the first quarter of 1997.

13.    STOCKHOLDERS' EQUITY

       During 1996, approximately 174,000 shares of common stock were issued pursuant to the exercise of stock options. Approximately 45,000 existing shares were retired to fund the exercise of certain of these options.

                       OSBORN COMMUNICATIONS CORPORATION

       In January 1995, Osborn paid $642,000 to repurchase and subsequently retired 107,059 unregistered shares of its common stock which were held by an institution. In December 1994, Osborn paid $107,000 to repurchase and subsequently retired 17,843 shares of its common stock at $6.00 per share.

       In June 1994, Osborn entered into two credit agreements totaling $50.0 million with Citicorp Mezzanine Investment Fund ("CMIF"). As partial consideration for making the loans, CMIF received a warrant to purchase 1,014,193 shares (after giving effect to the reverse stock split described below) of Osborn's common stock at $7.00 per share. The warrant is exercisable for a 10-year period. Under the terms of the warrant agreement, in the event that the CMIF loans were repaid by December 31, 1995, purchase rights with respect to 676,162 warrant shares will be canceled. The loans were repaid in August 1995 and, accordingly, the purchase rights with respect to 676,162 warrant shares were canceled.

       In July 1994, Osborn effected a 1-for-2 reverse stock split for shareholders of record on that date. Cash was paid in lieu of fractional shares. All per share amounts in the consolidated statement of operations reflect the reverse stock split.

                               INDEX TO EXHIBITS


 EXHIBIT
   NO.                                                                              PAGE
---------                                                                          ------
       2.1   Agreement and Plan of Merger by and among OCC Acquisition, Osborn and OCC Holding Corporation dated as of July 23, 1996. The
             Agreement and Plan of Merger filed herewith excludes the exhibits and schedules thereto. The contents of such exhibits and schedules are described in the Agreement and Plan of Merger. Copies of such exhibits and schedules will be supplied to the Commission upon request.

       2.2 First Amendment to Agreement and Plan of Merger dated as of February 20, 1997, by and among OCC Acquisition, Osborn, OCC
             Holding Corporation and Commodore.  The First Amendment to
             Agreement and Plan of Merger filed herewith excludes the exhibits thereto. The contents of such exhibits are described in the First
             Amendment to Agreement and Plan of Merger. Copies of such exhibits will be supplied to the Commission upon request. Credit
             Agreement dated as of February 20, 1997, among Capstar, Commodore, various

      10.1   banks and Bankers Trust Company, as administrative agent. The
             Credit Agreement filed herewith excludes the exhibits and schedules thereto. The contents of such exhibits and schedules are described in the Credit Agreement. Copies of such exhibits and schedules will be supplied to the Commission upon request.